EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Media Relations	Media Relations	Investor Relations
Sarah Welz	Jenny Song	David Spille
webMethods, Inc.	webMethods, Inc.	webMethods, Inc.
(703) 251-3207	(703) 251-6457	(703) 460-5972
SWelz@webMethods.com	JSong@webMethods.com	DSpille@webMethods.com

WEBMETHODS ENDS THE ERA OF PROPRIETARY INTEGRATION

Company Launches New Approach to Empower Enterprise Customers with True Standards-Based,
Vendor-Neutral Integration Capabilities and Adds BAM and Portal Offerings

FAIRFAX, Va. – October 13, 2003 – webMethods, Inc. (Nasdaq: WEBM), the industry’s first Web services infrastructure company, today announced that it has completed the final stage of its strategic plan to provide customers with a 100 percent standards-based, non-proprietary and vendor neutral solution to run, measure and optimize their business. webMethods also announced three key acquisitions in the Enterprise Service-Oriented Architecture (ESOA), Business Activity Monitoring (BAM) and portal spaces. Specific details concerning the acquisitions are being provided in separate announcements being issued today. Additionally, webMethods announced that it is appointing as Chief Technology Officer Graham Glass, an industry visionary and pioneer in distributed computing.

At the core of the announcement is the introduction of webMethods Fabric™, a 100 percent standards-based solution that is, unlike proprietary integration and application server products available today, capable of universally linking all computing resources into a common enterprise fabric. Built entirely upon an Enterprise Service-Oriented Architecture (ESOA), webMethods Fabric bridges the worlds of J2EE, .NET, Web services and legacy systems enabling customers to run any service, anywhere, anytime. Key to the ESOA approach is the ability of customers to incorporate all their current resources including packaged applications, the webMethods Integration Platform, proprietary integration products from other vendors, as well as the new generation of service-oriented application modules from the traditional packaged application vendors.

“Adding webMethods Fabric to the capabilities of the webMethods Integration Platform allows our customers to meet their toughest business process integration challenges while gaining the benefits of a completely standards-based and enterprise-class service-oriented architecture,” said Phillip Merrick, chairman and CEO of webMethods, Inc. “The power of this approach will be appealing to both new and existing customers of webMethods.”

The practical benefits of utilizing the enterprise fabric as a foundation for enterprise IT architecture are many. Among these benefits, the most compelling is the ability to implement a true service-oriented architecture (SOA) with quality of service capabilities, such as security and failover, being delivered by the fabric itself. This will allow customers greater flexibility in their selection of enterprise software applications and integration technology, as they can now freely mix and match applications and services with standards-based interoperability and required quality of service being facilitated within the fabric.

According to Yefim Natis, vice president and research director at Gartner: “Over time, lack of SOA will become a competitive disadvantage for most enterprises. Mainstream enterprises should invest today in understanding SOA and building SOA design and development skills.” Gartner predicts that by 2006, more than 60 percent of enterprises will consider SOA a guiding principle in designing their new mission-critical business applications and business processes.

Enterprise Service-Oriented Architecture

The holy grail of integration technologies has been the ability to truly achieve an environment where each enterprise resource is exposed as a service that is accessible by any other service – a true Enterprise Service-Oriented Architecture (ESOA). The main impediment has been the pressure on customers to utilize a proprietary approach from Web services, development tools and integration technology vendors. By being forced to focus only on J2EE, .NET or some other isolated platform, rather than addressing the real issue of interoperability and vendor neutrality, customers have been unable to bridge all the architectures and technologies across their enterprise.

The enterprise fabric approach makes achieving an ESOA–based enterprise simple by exploiting the power of any of the disparate resources that make up the enterprise and non-invasively enhancing the limitations of those same resources. The result is that all resources are not only able to participate as part of the ESOA, but they are enhanced to include enterprise-class capabilities such as service registration, dynamic discovery, management, automatic failover, distributed security, XML message processing, monitoring, auditing, exception handling, clustering, and a real-time, browser-based graphical management console.

webMethods Fabric is built upon, and supports, the significant standards for Web services infrastructure, including SOAP 1.2, WSDL 1.2, WS-Routing, WS-Security, WS-Signatures, WS-Encryption and UDDI. webMethods Fabric (based on the product previously known as TME GAIA) is currently in beta release, and will ship within 90 days of this announcement.

New Products Broaden Overall Offering

As the final stage in webMethods’ strategic plan to provide customers with a 100 percent standards-based, non-proprietary and vendor neutral Web services infrastructure, webMethods Fabric is the perfect complement to the webMethods Integration Platform. The webMethods Integration Platform has been designed from its inception on a service-oriented architecture and to support Web services standards. As a result, customers who require additional integration technology to link non-SOA enabled resources can do so with a comprehensive solution from a single vendor.

In addition, to address the increased need for enterprise event management and portal services, webMethods is also announcing the introduction of webMethods Optimize™ and webMethods Portal™. These new offerings are the result of the consummation of the acquisitions of Dante Group, Inc. and the DataChannel portal technology respectively (see accompanying press releases for further details). The result is the combination of world-class integration, portal and analytics technologies together with webMethods Fabric to enable customers to build a new generation of business systems that provide unparalleled visibility and control.

Expanded Solutions for Java and .NET Developers

webMethods is announcing that it has entered a definitive merger agreement to acquire The Mind Electric, Inc. (TME) and its popular product offering GLUE™, an easy-to-use Web service platform for building and deploying enterprise-class distributed applications from any Java object. GLUE, which is immensely popular with the developer community, is a groundbreaking platform that brings the simplicity and power of .NET to Java users while bridging the interoperability gap between .NET and J2EE. Recently recognized by Microsoft as the preferred mechanism for bridging J2EE and .NET, webMethods intends to market the product under the product name webMethods GLUE.

The company is also appointing Graham Glass, founder, Chairman and chief architect of TME as its new chief technology officer. Mr. Glass, a pioneer in distributed computing was previously the CTO and co-founder of ObjectSpace, a Dallas-based company specializing in distributed object technology. During his tenure at ObjectSpace, Mr. Glass received an Ernst & Young Entrepreneur of the Year award in 1996, as well as several industry awards for the development of the Voyager and JGL product lines.

The total consideration for the acquisitions is approximately $32 million in cash, excluding advisory fees and transaction-related expenses, which generally will be paid in the current quarter. The specific financial terms of the individual transactions were not disclosed. The consummation of the acquisition of TME is subject to various conditions precedent.

Conference Call Information

webMethods will host a conference call to further discuss its recent acquisitions and vision for the company at 8:30 a.m. Eastern Time today. The conference call will be available via webcast at http://www.webmethods.com/investors or via dial-in at 800-967-7141 or 719-457-2630. A replay of the conference call will be available through midnight on October 17, 2003 at http://www.webmethods.com/investors or via dial-in at 888-203-1112 or 719-457-0820. The confirmation number is 333306.

About webMethods, Inc.

webMethods (Nasdaq : WEBM) is the industry’s first Web services infrastructure company. webMethods’ innovative integration, Web services, portal and analytic solutions enable more than 950 enterprise customers worldwide to run, measure and optimize their business. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at http://www.webMethods.com.

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webMethods is a registered trademark, and Global Business Visibility, webMethods Fabric, webMethods GLUE, webMethods Portal and webMethods Optimize are trademarks, of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws, such as statements regarding webMethods’ new products and services and their performance, the anticipated dates of availability of acquired products, the consummation and timing of the TME acquisition, the size and strength of webMethods’ markets, webMethods’ future financial performance and cost savings, the anticipated contributions to webMethods’ future financial performance of acquired products or businesses, the timeframes by which webMethods anticipates the acquisitions will be accretive, and the business outlook of webMethods. The actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2003, and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended June 30, 2003, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations webpage at www.webMethods.com. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

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